Exhibit 3.13

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATS OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LUCKY BRAND DUNGAREES, INC. “AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF JUNE, A.D. 1999, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF JUNE, A.D. 1999, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 2004, AT 12:35 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LUCKY BRAND DUNGAREES, INC.”.

3053492 8100H	/s/ Harriet Smith Windsor
081177870	Harriet Smith Windsor, Secretary of State
You may verify this certificate online	AUTHENTICATION: 7011633
at corp.delaware.gov/authver.shtml	DATE: 12-09-08

1

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/08/1999
991230044 - 3053492

CERTIFICATE OF INCORPORATION

OF

LUCKY BRAND DUNGAREES, INC.

ARTICLE FIRST

The name of this corporation is Lucky Brand Dungarees, Inc. (the “Corporation”),

ARTICLE SECOND

Its registered office in the State of Delaware is 1013 Centre Road, in, the City of Wilmington, County of New Castle, 19805. The registered agent in charge thereof is Corporation Service Company.

ARTLCE THIRD

The purpose of the Corporation is to engage in any lawful art or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOURTH

The amount of total authorized capital stock of the Corporation is 10,000 shares of Common Stock, no par value.

ARTICLE FIFTH

For purposes of all Articles of this Certificate of Incorporation:

1.                                      “LIZ Parent” shall mean Liz Claiborne, Inc., a Delaware corporation, and all successors thereto by way of merger, consolidation or sale of all or substantially all of its assets;

2.                                      “LIZ Subsidiary” shall mean each corporation, partnership, company, joint venture, association and other entity In which LIZ parent beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership or membership interests or similar ownership interests, except the Corporation or any Corporation Subsidiary (as defined below).

3.                                      “Corporation Subsidiary” shall mean each corporation, partnership, company, joint venture, association and other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership or membership interests or similar ownership interests;

4.                                      “affiliate” and “beneficial ownership” shall have the respective meanings given to such terms in Rules 12b-2 and 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect at the filling Time; and

5.                                      “Filing Time” shall mean the date on which this Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

ARTICLE SIXTH

A.                                    In anticipation that the Corporation will not be a wholly owed subsidiary of LIZ Parent but that LIZ Parent and/or a LIZ Subsidiary Will remain a stockholder of the Corporation, and in anticipation that the Corporation of a Corporation Subsidiary and LIZ Parent of a LIZ Subsidiary may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation or a Corporation Subsidiary through its continued contractual, corporate and business relations with LIZ Parent or a LIZ Subsidiary (including service of officers and directors of LIZ Parent as officers and directors of the Corporation of a Corporation Subsidiary), the provisions of this Article SIXTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation and each Corporation Subsidiary as they may involve LIZ Parent and the LIZ Subsidiaries and their respective officers and directors, and the power, rights, duties and liabilities of the Corporation and each Corporation Subsidiary and their respective officers, directors and stockholders in connection therewith.

B.                                    Except as provided in Section C of this Article SIXTH. LIZ Parent and each LIZ Subsidiary shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Corporation or any Corporation Subsidiary, (ii) do business with any client, customer or vendor of the Corporation or any Corporation Subsidiary, and (iii) employ or otherwise engage any officer or employee of the Corporation or any Corporation Subsidiary, and neither LIZ Parent nor any LIZ Subsidiary nor any officer or director of any thereof acting in his capacity as such shall be deemed to have breached its or his fiduciary duties, if any, to the Corporation or its stockholder or its or his fiduciary duties, if any, to any Corporation Subsidiary or the equity holders thereof solely by reason of the fact of such activity by LIZ Parent or any LIZ Subsidiary or of such person’s participation therein. Except as otherwise provided in Section C of this Article SIXTH, in the event that LIZ Parent or any LIZ Subsidiary acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both LIZ Parent or any LIZ Subsidiary and the Corporation or any Corporation Subsidiary, neither LIZ Parent nor any LIZ Subsidiary shall have any duty to communicate or present such corporate opportunity to the Corporation or any Corporation Subsidiary and shall not be deemed to have breached its fiduciary duties, if any, to the Corporation or its stockholders or its fiduciary duties, if any, to any Corporation Subsidiary or the equity holders thereof by reason of the fact that LIZ Patent or any LIZ Subsidiary pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to the

Corporation or any Corporation Subsidiary

C.                                    In the event that a director or officer of the Corporation or any Corporation Subsidiary who is also a director or officer of LIZ Parent or any LIZ Subsidiary acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation or any Corporation Subsidiary and LIZ Parent or any LIZ Subsidiary, such director or officer of the Corporation or such Corporation Subsidiary (a) shall have fully satisfied and fulfilled his fiduciary duties. If any, to the Corporation and its stockholders and his fiduciary duties, if any, to such Corporation Subsidiary and the equity holders thereof with respect to such corporate opportunity, (b) shall be deemed to have acted in good faith and in a manner such person neither knows nor believes to be contrary to the best interests of the Corporation and its stockholders or such Corporation Subsidiary and the equity holders thereof and (c) shall be deemed not to have received an improper personal benefit therefrom. If such director or officer in good faith acts in a manner consistent with the following policy;

(i)                                     a corporate opportunity offered to any person who is an officer (whether or not a director) of the Corporation or any Corporation Subsidiary and who is also a director but not an officer of LIZ Parent or any LIZ Subsidiary shall belong to the Corporation or such Corporation Subsidiary, unless such opportunity is expressly offered to such person primarily in his capacity as a director of LIZ Parent or such LLZ Subsidiary, in which case such opportunity shall belong to LIZ Parent or such LIZ Subsidiary;

(ii)                                  a corporate opportunity offered to any person who is a director but not an officer of the Corporation or any Corporation Subsidiary and who is also an officer or director of LIZ Parent or any LIZ Subsidiary shall belong to LIZ Parent or such LIZ Subsidiary, unless such opportunity is expressly offered to such person primarily in his capacity as a director of the Corporation or such Corporation Subsidiary, to which case such opportunity shall belong to the Corporation or such Corporation Subsidiary; and

(iii)                               a corporate opportunity offered to any person who is an officer of both the Corporation or any Corporation Subsidiary and LIZ Parent or any LIZ Subsidiary shall belong to LIZ Parent or such LIZ Subsidiary, unless (x) such person is an employee of the Corporation or such Corporation Subsidiary and is not an employee of LIZ Parent or such LIZ Subsidiary or (y) such opportunity is expressly offered to such person primarily in his capacity as an officer of the Corporation or such Corporation Subsidiary, in either of which cases such opportunity shall belong to the Corporation or such Corporation Subsidiary.

D.                                    In no event shall “corporate opportunities” of the Corporation or any Corporation Subsidiary include any business opportunities that the Corporation or such Corporation Subsidiary is not financially able to undertake, or that are, from their nature, not in the line of the Corporation’s or such Corporation Subsidiary’s business or are of no practical advantage to it or that are ones in which the Corporation or such Corporation Subsidiary has no interest or reasonable expectancy.

E.                                     If any contract or other transaction between the Corporation or any Corporation Subsidiary and LIZ Parent or any LIZ Subsidiary involves a corporate opportunity of the Corporation or such Corporation Subsidiary and is approved in accordance with the procedures set forth in Article SEVENTH of this Certificate of Incorporation LIZ Parent, such LIZ Subsidiary and their respective officers and directors, and the officers and directors the corporation or such Corporation Subsidiary acting thereon, shall also for the purposes of this Article SIXTH; the other provisions of this certificate of Incorporation and for all other purposes be deemed (a) to have fully satisfied and fulfilled their respective fiduciary duties if any, to the Corporation and its stockholders and his fiduciary duties, if any, to such Corporation Subsidiary and the equity holders thereof with respect to such corporate opportunity, (b) to have acted in good faith and in a manner such person neither knows nor believes to be contrary to the best interests of the Corporation and its stockholders or such Corporation Subsidiary and the equity holders thereof and (c) not to have received an improper personal benefit therefrom. The fact that any such contract or other transaction involving a corporate opportunity of the Corporation or such corporation Subsidiary is not so approved stall not cause such contract or other transaction to be deemed to result in, or to constitute evidence of, any breach of any fiduciary duty or failure to act in good faith or in the best interests of the Corporation or such Corporation Subsidiary or derivation of any improper personal benefit on the part of any person, but instead such contract or other transaction shall be governed by the other provisions of this Article SIXTH, this Certificate of Incorporation, the By-Laws, the Delaware General Corporation Law (the “DGCL”) and other applicable law.

ARTICLE SEVENTH

A.                                    In anticipation that (i) the Corporation will not be a wholly owned subsidiary of LIZ Parent but LIZ Patent and/or a LIZ Subsidiary will remain a stockholder of the Corporation and have continued contractual, corporate and business relations with the Corporation, and the Corporation and LIZ Parent or a LIZ Subsidiary may enter into contracts or otherwise transact business with each other and the Corporation may derive benefits therefrom and (ii) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its officers or directors, or one or more corporations, partnerships, companies, joint ventures, associations or other entities in which one or more of its officers or directors have a financial interest (collectively, “Related Entities”), the provisions of this Article SEVENTH are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve LIZ Parent, LIZ Subsidiaries, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. The provisions of this Article SEVENTH are in addition to, and not in limitation of, the provisions of the DGCL and the other provisions of this Certificate of incorporation. The fact that any contract or business relation is entered into without complying with the procedures set forth in this Article SEVENTH shall not cause such contract or business relation to be void or voidable or be deemed to result in or constitute evidence of any breach, of any fiduciary duty or failure to art in good faith or in the best interests of the Corporation of the derivation of any improper personal benefit on the part of any person, but instead such contract or business relation shall be governed by the provisions of this Certificate of Incorporation, the By-Laws of the Corporation, the DGCL and other applicable law.

B.                                    No contract or other transaction between the Corporation and LIZ Parent, any LIZ Subsidiary or any Related Entity or between the Corporation and one or those of the officers or directors of the Corporation, LIZ, Parent, any LIZ Subsidiary or any Related Entity shall be void or voidable solely for the reason, that LIZ Parent, any LIZ Subsidiary, any Related Entity or any one or more of the officers or directors of the Corporation, LIZ Parent, any LIZ Subsidiary or any Related Entity are parties thereto, or solely because any such officers or directors are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes or approves the contract or transaction, or solely because his or their voles are counted for such purpose, if any one of the following is true.

(i)                                     the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are Known to the Board Of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative voter of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii)                                  the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii)                               the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders; or

(iv)                              such contract or other transaction is effected pursuant to, and consistent with, terms and conditions specified in any arrangements, standards, guidelines or protocols (contemplating multiple contracts or other transactions), which arrangements, standards, guidelines or protocols are in good faith authorized or approved, after disclosure or knowledge of the material facts related thereto, and as to the interest (if any) therein of LIZ Parent, any LIZ Subsidiary, any Related Entity or any officer or director of the Corporation, LIZ Parent, any LIZ Subsidiary or any Related Entity, by the affirmative vote of a majority of the disinterested directors on the Board of Directors or the applicable committee thereof, even though the disinterested directors be less than a quorum, or by vote of the holders of a majority of the then outstanding voting stock not owned by LIZ Parent, such LIZ Subsidiary, such Related Entity or such officer or director, as the case may be (such authorization or approval of such arrangements, standards, guidelines or protocols constituting or being deemed to constitute authorization or approval of such contract or other transaction);

provided, however, that if such authorization, approval or ratification is not obtained, or such contract or other transaction is not so effected, no presumption shall arise that such contract or other transaction is not fair to the Corporation and its stockholders or such other entity and the equity holders thereof.

C.                                    Directors of the Corporation who are also officers or directors of LIZ Parent, any LIZ Subsidiary or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract or other transaction or any such arrangements, guidelines, standards or protocols. Voting stock owned by LIZ Parent, any LIZ Subsidiary, any Related Entity or any officer or director of the Corporation, LIZ or such Related Entity having an interest therein may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract or other transaction or any such arrangements, guidelines, standards or protocols.

D.                                    For purposes of this Article SEVENTH, any contract or other transaction with any Corporation Subsidiary shall be deemed to be a contract or other transaction with the Corporation.

ARTICLE EIGHTH

A.                                    The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent prohibited by the DGCL for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a Knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after this Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation for actions or omissions taken or not taken after such amendment to the DGCL shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.                                    Any repeal or modification of Section A of this Article EIGHTH and/or Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINTH

The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving a the request of the Corporation as a director, officer, trustee or in any similar capacity of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in. settlement actually and reasonably Incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ARTICLE TENTH

The Corporation may indemnify any other person against expenses (Including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ARTICLE ELEVENTH

The name and mailing address of the incorporator of the Corporation is as follows:

James Grayer, Esq.

Kramer Levin Naftalis & Frankel LLP

919 Third Avenue

New York, NY 10022

I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and do certify that the facts herein are true, and I have accordingly hereunto set my hand this 8 day of June, 1999.

/s/ James Grayer
James Grayer, Esq.
Incorporator